Exhibit(a)(2)
                        SMITH BARNEY INVESTMENT SERIES


                           Certificate of Amendment


     The undersigned, being the Assistant Secretary of Smith Barney Investment Series (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Amended and Restated Declaration of Trust, dated March 1, 2002 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on May 5, 2003, the Establishment and Designation of Series and the Establishment and Designation of Classes, Exhibit A and Exhibit B to the Declaration of Trust, respectively, have been amended to read as set forth in Exhibits A and B attached to this Certificate, effective May 12, 2003.

     IN WITNESS WHEREOF, the undersigned has set his hand this 12th day of May, 2003.


                                     /s/ Thomas C. Mandia
                                     ---------------------------------------
                                     Thomas C. Mandia
                                     Assistant Secretary


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                                                                      Exhibit A
                               ESTABLISHMENT AND
                      DESIGNATION OF SERIES OF SHARES OF
                              BENEFICIAL INTEREST

     The Trustees of the Trust, acting pursuant to the Trust's Declaration of Trust, have previously established and designated the series (each, a "Fund") of Shares of Beneficial Interest listed below. This Establishment and Designation is being amended and restated in order to change the name of Smith Barney Government Portfolio, which is one of the Funds. No changes to any other Fund are being made.

     1.   The Funds are as follows:

          Smith Barney Large Cap Core Fund;
          SB Growth and Income Fund (formerly Smith Barney Growth and Income
          Fund);
          Smith Barney International Fund (formerly Smith Barney International Aggressive Growth Fund);
          Smith Barney Premier Selections All Cap Growth Portfolio;
          Smith Barney Large Cap Core Portfolio;
          Smith Barney Growth and Income Portfolio; and
          SB Government Portfolio (formerly Smith Barney Government Portfolio).

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration of Trust. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940 or any successor rule, and the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall

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have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.

     6. Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.



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                                                                      Exhibit B
                               ESTABLISHMENT AND
                            DESIGNATION OF CLASSES

     Pursuant to Section 6.10 of the Declaration, the Trustees have divided the Shares of each series of the Trust to create the classes of Shares, within the meaning of Section 6.10, listed below. This Establishment and Designation of Classes is being amended and restated for the purposes of designating two Share classes of the SB Government Portfolio. No changes to the classes of Shares of any other Fund are being made.

     1. The classes of Shares of Smith Barney Large Cap Core Fund and Smith Barney International Fund are designated Class A shares, Class B shares, Class L shares, Class Y shares and Class 1 shares.

          The classes of Shares of SB Growth and Income Fund are designated Smith Barney Class A shares (formerly Class A shares), Smith Barney Class B shares (formerly Class B shares), Smith Barney Class L shares (formerly Class L shares), Smith Barney Class O shares (formerly Class O shares), Smith Barney Class P shares (formerly Class P shares), Smith Barney Class Y shares (formerly Class Y shares), Smith Barney Class 1 shares (formerly Class 1 Shares), Salomon Brothers Class A shares, Salomon Brothers Class B shares, Salomon Brothers Class 2 shares, Salomon Brothers Class O shares, and Salomon Brothers Class Y shares.

          The classes of Shares of SB Government Portfolio are designated Class A shares and Class B shares.

     Shares of the remaining series have not been divided into classes.

     2. Shares of each class are entitled to all the rights and preferences accorded to Shares under the Declaration.

     3. For Shares of each class, the purchase price, the method of determination of the net asset value, the price, the terms and manner of redemption, any conversion feature, the relative dividend rights of holders thereof, and any other rights, privileges, features or qualifications, shall be as determined from time to time by the Trustees of the Trust in accordance with the Declaration, as set forth in the current prospectus and statement of additional information of the Trust or any series thereof relating to the class, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

     4. A class of Shares of any series of the Trust may be terminated by the Trustees at any time by written notice to the Shareholders of the class.


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     5. The designation of each class of Shares of the Fund hereby shall not impair the power of the Trustees from time to time to designate additional classes of Shares of the Fund.

     6. Subject to the applicable provisions of the 1940 Act and the Declaration, the Trustees may from time to time modify the preferences, voting powers, rights and privileges of any of the classes designated hereby without any action or consent of the Shareholders.